                                                                       Exhibit 6

                                 Sudbury, Inc.

                             1990 Stock Option Plan

        1. Purpose of Plan. The purpose of this 1990 Stock Option Plan (the "Plan") is to advance the interests of Sudbury, Inc. (the "Company") and its stockholders by allowing the Company to provide to certain of the officers and key employees of the Company and its subsidiaries an incentive to acquire shares of the Common Stock (the "shares") of the Company, thereby securing the Company the benefits inherent in such share ownership. Additionally, the Plan was adopted by the Board of Directors of the Company to accord the Compensation and Stock Option Committee of the Company flexibility to grant key employees either Incentive Stock Options (as defined in Section 422A (b) of the Internal Revenue Code of 1986, as amended (the "Code")), or options which do not qualify as Incentive Stock Options. The Plan shall become effective as of June 1, 1990, subject to approval by the holders of at least a majority of the outstanding voting stock of the Company, at which time the Company's 1987 Stock Option Plan shall terminate.

        2. Shares Subject to the Plan. The aggregate number of shares of the Company for which options may be granted under the Plan shall be 600,000; provided, however, that whatever number of such shares remains reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend, or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock split, stock dividend, or other change in capitalization. Shares issued pursuant to the exercises of options under the Plan shall be made available from either authorized but unissued or reacquired shares of the Company. If an option shall expire or terminate for any reason without being exercised in full, then the shares as to which such option was not exercised shall become available for other options to be granted under the Plan.

        3. Administration. The Board of Directors of the Company shall appoint and maintain a stock option committee (the "Committee"), composed of not less than three members of the Board of Directors who shall be "disinterested persons" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended). The members of the Committee shall not be eligible, and shall not have been eligible for a period of at least one year prior to their appointment, to participate in the Plan or any other plan of the Company or of any affiliate (as defined under the Securities Exchange Act of 1934, as amended) of the Company entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or an affiliate thereof. Subject to the express provisions of the Plan, the Committee shall have conclusive authority to construe and interpret the Plan and any option agreement entered into thereunder and to establish, amend, and rescind rules and regulations for administration of the Plan and shall have such additional authority as the Board of Directors from time to time may determine to be necessary or desirable.

        4. Granting of Options. The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan, to grant from time to time options under the Plan which constitute Incentive Stock Options, and to grant options under the Plan which do not constitute Incentive Stock Options (such options being hereinafter referred to as "Non-Qualified Options"). The Committee from time to time shall designate from among the full-time employees of the Company, its subsidiaries, or a subsidiary of its subsidiaries those officers and key employees to whom options to purchase shares shall be granted under the Plan and the number of shares which shall be subject to each option so granted. For these purposes, a subsidiary shall be deemed to include any company as to which the Company owns and/or controls at least 20% of the outstanding voting equity securities. Notwithstanding the foregoing, in the case of a grant intended to qualify as an Incentive Stock Option under Section 422A of the Code, no such option shall be granted hereunder to any person who, immediately after such option is granted, owns (as defined in Section 422 and 425 of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations. The aggregate fair market value (determined on the date of grant) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Company and any subsidiary corporation that provides for the granting of incentive stock options) shall not exceed $100,000. The Committee shall direct an appropriate officer of the Company to execute and deliver option agreements to optionees reflecting the grant of options. All actions of the Committee under this Paragraph 4 shall be binding and conclusive on the Company, on optionees under the Plan, and on employees eligible to receive options under the Plan.

        5. Option Period. An option granted under the Plan shall expire on a date fixed by the Committee which shall be not later than ten years after the date on which the option is so granted.

        6. Option Price. The option price shall be not less than the per share fair market value of the outstanding shares of the Company on the date the option is granted, as determined by the Committee, and not less than the par value of the shares as to which the option is granted. The date on which the Committee approves the granting of an option shall be deemed the date on which the option is granted. The purchase price of the shares as to which an option is exercised shall be payable in full at the time of exercise either (i) in cash (including check, bank draft, or money order), (ii) by delivering, in transferable form, that number of shares of the Company's Common Stock which, on the business day preceding the date of exercise, has an aggregate market value equal to such purchase price, or (iii) a combination of the foregoing. The market value of the Company's Common Stock shall be deemed to be the average of the high and low bid prices for such stock on the over-the-counter market (or such listed securities market, if applicable) on which such shares are traded.

        7. Option Agreement. Each grant of an option under the Plan shall be evidenced by an Option Agreement in a form approved by the Committee, which Option Agreement shall set forth the option price, the option period, and such additional terms and conditions as the Committee may prescribe. The Option Agreement shall be signed on behalf of the Company by the Chairman, the President, or a Vice President of the Company, other than the employee who is a party to the agreement, and shall be dated as of the date of the granting of the option, as determined by Paragraph 6 hereof.

        8. Transferability. Options shall not be transferable other than by will or the laws of descent and distribution and shall not be exercisable except by the optionee during his lifetime either directly or through his guardian or legal representative.

        9. Amendment, Termination, and Expiration of the Plan. The Company, by action of its Board of Directors or stockholders, may amend, modify, suspend, or terminate the Plan at any time; provided, however, that no action by the Board of Directors or stockholders may alter or impair an optionee's rights under any outstanding option without such optionee's consent; and further provided, that the Company may not, without further stockholder approval, (i) increase the total number of shares as to which options may be granted (except increases attributable to the adjustments authorized by Paragraph 2 hereof), (ii) reduce the price at which options may be granted, or (iii) extend the expiration date of the Plan. Moreover, no action may be taken by the Company (without the consent of the optionee) which will prevent the Incentive Stock Options issued under this Plan from being "Incentive Stock Options" under Section 422 of the Code. Options may be granted under the Plan at any time through April 30, 2000, on which date the Plan shall expire unless sooner terminated by stockholder vote. No Plan termination shall affect any options then outstanding.

                                      3